Exhibit 10.11

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), dated for references purposes only as of April 2, 2000, is by and between INETVISIONZ.COM, a Delaware corporation ("Company"), and Noreen Khan, an individual ("Employee").

                                    RECITALS
                                    --------

     A. Company is engaged in the business of providing software training and placement and maintains an office in Los Angeles, California.

     B. Company desires to employ Employee as it Chief Executive Officer and Employee desires to accept this employment subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                    AGREEMENT
                                    ---------

1. TERM AND DUTIES. Company hereby employs Employee as Chief Executive Officer for a term of five (5) years commencing on January 1, 2000. Employee shall faithfully and diligently perform all professional duties and act as Chief Executive Officer as may be requested of Employee by Company or its officers. Employee shall devote such time and attention to the business of Company as shall be required to perform the required services and duties. Employee at all times during the employment term shall strictly adhere to and obey all policies, rules and regulations established from time to time governing the conduct of employees of Company.

2.   EXCLUSIVITY, NON-DISCLOSURE, AND NON-COMPETITION.

     2.1 Employee agrees to perform Employee's services efficiently and to the best of Employee's ability. Employee agrees throughout the term of this Agreement to devote her full time, energy and skill to the business of the Company and to the promotion of the best interests of the Company.

     2.2 Employee agrees that she shall not at any time, either during or subsequent to his employment term, unless expressly consented to in writing by Company, either directly or indirectly use or disclose to any person or entity any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of Company, including, but not limited to, information concerning the customers of Company, Company's marketing methods, compensation paid to employees, independent contractors or suppliers and other terms of their employment or contractual relationships, financial and business records, know-how, or any other information concerning the business of Company, its manner of operations, or other data of any kind, nature or description. Employee agrees that the above information and items are important, material and confidential trade secrets and these affect the successful conduct of Company's business and its goodwill. Employee further agrees that Company's relationship with its employees, independent contractors, and suppliers is a significant and valuable asset of Company. Any interference with Company's business, property, confidential information, trade secrets, customers, employees or independent contractors, or supplies by Employee or any of

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Employee's agents during or after the employment term shall be deemed a material breach of this Agreement.

3.   COMPENSATION.

     3.1 SALARY. Subject to the termination of this Agreement as provided herein, Company shall compensate Employee for her services hereunder at an annual salary ("Salary") of ninety thousand dollars ($90,000) payable in bimonthly installments in accordance with the Company's practices, less normal payroll deductions. It is anticipated that the salary will be adjusted by the percentage difference in revenue growth year over year, but not to exceed twenty percent (20%) per annum. Employee's salary may be modified by the Board of Directors in their direction on an annual basis.

     3.2 CAR. The Employee shall also be reimbursed for all expenses associated with the maintenance and operation of Employee's car, up to $400 per month including gasoline expenses.

     3.3 BONUS. In addition to the Salary as defined above, Company agrees to pay Employee a bonus of 1% of each $100,000 in increased revenue year over year, determined at the end of the Company's fiscal year end. Such bonus is payable within sixty (60) days of the end of the fiscal year. Employee shall be entitled to such other bonuses at times and in amounts determined by the Board of Directors of the Company.

     3.4 STOCK OPTIONS. Employee shall receive, as compensation for the services provided herein, options to purchase 1,000,000 shares of common stock of the Company at the exercise price of $.50 per share. Such options shall vest at the rate of 200,000 options per annum during the term of Employee's employment with Company. Provided however, that all options shall immediately vest upon a change in control, wherein in excess of fifty percent (50%) of the Company is sold in a single transaction.

     3.5 OTHER BENEFITS. Employee shall be entitled to such other benefits and salary increases as the Board of Directors may determine.

4. EXPENSES. Company shall reimburse Employee for all reasonable business related expenses incurred by Employee in the course of his normal duties on behalf of the Company.

5. VACATION. Employee shall be entitled to accrue fifteen (15) vacation days with pay during each employment year, to be taken at such times as may be convenient to Company and Employee. Any vacation time not used in any one year may be carried forward to subsequent employment years; provided, however, that Employee shall not be entitled to accrue in excess of sixty (60) days of vacation time (the "Maximum Vacation Days"). Employee will cease accruing additional vacation time once he has accrued the Maximum Vacation Days. Thereafter, if Employee uses vacation days he will resume accruing vacation days until he has again accrued the Maximum Vacation Days. For purposes of this Agreement, "employment years" shall mean the successive one (1) year periods beginning on the Effective Date of this Agreement and on each anniversary date of the Effective Date of this Agreement during he term of this Agreement.

6.   DISABILITY OF EMPLOYEE.

     6.1 Employee shall be considered disabled if, due to illness or injury, either physical or mental, Employee is unable to perform Employee's customary duties as an employee of Company for more than thirty (30) days in the aggregate out of a period of twelve (12) consecutive months. The determination that Employee is disabled shall be mad by the Company, based in party upon a physician's certification from a physician selected by the Company and reasonably satisfactory to Employee. Employee agrees to timely submit to any required medical or other examination.

     6.2 If Employee is determined to be disabled, Company shall have the option to terminate this Agreement in its entirely upon fourteen (14) days' written notice to Employee stating the date of termination, which date may be any time selected by Company, but after the date of the notice.

7.   TERMINATION.

     7.1 Unless terminated earlier as provided in this Agreement, Employee shall be employed for a term commencing on the Effective Date and ending five (5) years thereafter. Thereafter, the employment term shall continue on an at will basis until terminated at the option of either party upon thirty (30) days' prior written notice. This Agreement may be terminated at any time by written agreement between the parties, or as provided in Section 7.2 below. This Agreement will terminate immediately upon Employee's death.

     7.2 Company may terminate this Agreement for cause at any time without notice. For purposes of this Agreement, the term "cause" shall include only the following: (a) any gross negligence by the Employee in the performance of his duties under this Agreement; (b) the consistent refusal by Employee to perform his material duties and obligations under this Agreement; or (c) Employee's willful and intentional misconduct in the performance of his material duties and obligations under the Agreement.

8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto their respective devisees, legatees, heirs, legal representatives, successors, and permitted assigns. The preceding sentence shall not affect any restriction on assignment set forth elsewhere in this Agreement.

9. ARBITRATION. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by either of the parties under this Agreement, other than a dispute with respect to
Section 2 of this Agreement, then either party may, with notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association. Each party shall bear one-half (1/2) of the cost of appointing the arbitrator and of paying such arbitrator's fees. The written decision of the arbitrator(s) ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision of the single arbitrator in any court having jurisdiction and the parties consent to the jurisdiction of the Municipal and Superior Court of Los Angeles County, California for this purpose. Any arbitrator undertaken pursuant to the terms of this section shall occur in Los Angeles County, California.

10. NOTICES. Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered, or forty-eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the addresses of the parties indicated in the signature page of this Agreement.

11. ASSIGNMENT. Subject to all other provisions of this Agreement, any attempt to assign or transfer this Agreement or any of the rights conferred hereby, by judicial process or otherwise, to any person, firm, Company, or corporation without the prior written consent of the other party, shall be invalid, and may, at the option of such other party, result in an incurable event of default resulting in termination of this Agreement and all rights hereby conferred.

12. CHOICE OF LAW. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

13. JURISDICTION. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empanelled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

14. ENTIRE AGREEMENT. Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

15. SEVERABILITY. If any provisions of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

16. CAPTIONS. The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

18. MODIFICATION. No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

19. ATTORNEY'S FEES. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including

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reasonable  attorney's fees exclusive of such amount of attorney's fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

20. NOT FOR THE BENEFIT OF CREDITORS OR THIRD PARTIES. The provisions of this Agreement are intended only for the regulation of relations among the parties. This Agreement is not intended for the benefit of creditors of the parties or other third parties and no rights are granted to creditors of the parties or other third parties under this Agreement. Under no circumstances shall any third party, who is a minor, be deemed to have accepted, adopted, or acted in reliance upon this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

"Company"                                    "Employee"

INETVISIONZ.COM                              NOREEN KHAN

By: /s/ Ramsey Hakim                         By: /s/ Noreen Khan
   -----------------                            ----------------
Ramsey Hakim, Chairman                       Noreen Khan

Address: 6033 Century Blvd., 5th Floor       Address: 1233 San Vicente Blvd.
Los Angeles, CA 90045                        Santa Monica, CA 90402